EXHIBIT 10(j)
WESTAMERICA BANCORPORATION DEFERRAL PLAN
(Restated as of January 1, 2005)

WESTAMERICA BANCORPORATION DEFERRAL PLAN
I. DEFINITIONS
As used herein, the following terms have the following meanings:
          1. “Board” means the Board of Directors of the Corporation.
          2. “Code” means the Internal Revenue Code of 1986, as amended.
          3. “Committee” means the Committee described in Article III hereof.
          4. “Common Stock” means the Common Stock of the Corporation.
          5. “Corporation” means Westamerica Bancorporation, a California corporation.
          6. “Employee” means any common-law employee of Westarnerica Bancorporation.
          7. “Grant” means a Restricted Performance Share grant awarded pursuant to any stock rights grant plan adopted by the Corporation.
          8. “Grant Participant” means a Grant Participant under any stock rights grant plan adopted by the Corporation.
          9. “Participant” means a Grant Participant who has a Deferral Election Form for Restricted Performance Shares filed with the Corporation, as to which the Grant covered by the deferral election has become vested. A Participant shall no longer be a Participant under this Plan when all of his or her deferrals under the Plan have been settled.
          10. “Plan” means the Westamerica Bancorporation Deferral Plan, as set forth herein.
          11. “Subsidiary” means any corporation, if the Corporation and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the, adoption of the Plan shall be considered a Subsidiary commencing as of such date.
          12. “Westamerica Bancorporation" means the Corporation or any present or future Subsidiary.
II. PURPOSE
It is the purpose of the Plan to provide a means whereby Grant Participants under the Westamerica Bancorporation Stock Option Plan of 1995 may defer vested Grants as further described herein. The provisions of this Plan are intended and shall be interpreted and administered so as to not result in the imposition of additional tax or interest under Section 409A of the Code where applicable.

III. ADMINISTRATION OF THE PLAN
                    1. Committee Procedures. The Plan shall be administered by the Committee. The Committee shall be designated by the Board and shall have such membership composition which enables the Plan to qualify under Rule 16b-3 issued under the Securities Exchange Act of 1934 (the “Exchange Act”) with regard to deferrals by and payments to persons who are subject to Section 16 of the Exchange Act. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.
                    2. Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
          (a) To interpret the Plan and to apply its provisions;
          (b) To adopt, amend or rescind rules, procedures and forms relating to the Plan;
          (c) To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;
          (d) To determine the disposition of deferrals under the Plan in the event of a Participant’s divorce or dissolution of marriage;
          (e) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan; and
          (f) To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan.
IV. DEFERRALS
          1. A Grant Participant may elect to defer settlement of amounts vested under a Grant to at least the second following calendar year or his or her termination of employment with Westamerica Bancorporation. This deferral election must be made in the manner prescribed by the Corporation by December 31 of the year before the calendar year in which amounts subject to the election may vest, i.e. become no longer subject to a substantial risk of forfeiture within the meaning of Section 409A. In the case of any performance-based compensation based on services performed over a period of at least 12 months, such election may be made no later than six months before the end of such period. A Participant may also elect to defer commencement of distribution payment by an election in writing, but only if (i) the election is made not less than 12 months before the date the payment is scheduled to be paid, (ii) the election does not take effect until 12 months after the date on which the election is made, and (iii) the payment with respect to which such election is made is deferred for a period of not less than five years from the date such payment would otherwise have been paid. Notwithstanding the foregoing, if at termination of employment the Participant is considered a Specified Employee within the meaning of

Section 409A of the Code, benefit distributions that are to be made upon termination of employment may not commence earlier than six (6) months after the date of such termination of employment, and any benefits which would otherwise be paid to the Participant within the first six months following the termination of employment shall be accumulated and paid to the Participant in a lump sum six months and one day following the termination of employment.
          2. A bookkeeping account shall be established for a Participant whose vested interest under a Grant is deferred in accordance with this Article IV. The amount deferred shall be treated as invested in Common Stock, with dividend equivalents paid to the Participant if amounts remain credited to the Participant’s account when the Corporation pays a dividend on Common Stock. The dividend credit shall equal the amount of the dividend paid by the Corporation to its shareholders times the number of shares of Common Stock treated as deferred and credited to the Participant’s account. Deferred Grants shall be settled in a lump sum payment of shares of Common Stock or, with the Committee’s consent, in a lump sum cash payment or a combination of cash and Common Stock.
          3. A Participant has no rights with respect to his or her deferral account established in accordance with this Article Iv other than those of a general creditor of the Corporation. The deferral account represents an unfunded and unsecured obligation of the Corporation. The Corporation has nevertheless established a trust called the “Westamerica Bancorporation Deferral Plan Trust” (the “Trust”), in which it will deposit assets for investment by the trustee to cover payments required to be made in accordance with the deferral program described in this Article IV. The establishment and maintenance of assets of the Trust does not alter the nature of deferrals under the Plan as contributed under an unfunded, unsecured arrangement.
          4. Until settlement is made under this Plan, the number of shares of Common Stock treated as deferred by a Participant is subject to adjustment under Article V.
V. ADJUSTMENTS UPON CHANGES IN STOCK
          In the event that (a) each outstanding share of Common Stock (except shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kinds of shares of stock or other securities of the Corporation or of another corporation, whether through merger, consolidation, reorganization, recapitalization or otherwise, or (b) a stock dividend is paid to holders of Common Stock or a stock split or reverse stock split is effected, then the Committee shall make appropriate and equitable adjustments and substitutions for the number and type of shares treated as deferred under this Plan.
VI. ASSIGNABILITY
          1. Except as provided in Sections 2 and 3, below, amounts deferred by a Participant under this Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Article VI shall be void.
          2. Each Participant shall designate a beneficiary or beneficiaries to receive any payment outstanding to a Participant at the time of the Participant’s death. The designation shall be made on the form prescribed for the purpose by the Corporation. In the event no beneficiary is designated by the Participant or no designated beneficiary survives the Participant, any deferral at the time of the Participant’s death remaining unpaid to the Participant shall be transferred by will or by the laws of descent and distribution.

          3. The right to payment under this Plan may be assigned to an Alternate Payee pursuant to a QDRO. If the right to payment is assigned to an Alternate Payee pursuant to a QDRO, the Alternate Payee generally has the same rights as the Participant under the terms of the Plan, except that an Alternate Payee may not transfer the right to payment. For purposes of this Section 3, the word “ QDRO “ means a court order (1) that recognizes the right of the spouse or former spouse (an “Alternate Payee”) of an individual who has amounts deferred under the Plan to an interest in such deferral relating to marital property rights and (2) that the Committee determines to be a “qualified domestic relations order, as that term is defined in section 414 (p) of the Code, but for the fact that the Plan is not a plan described in section 3(3) of the Employee Retirement Income Security Act of 1974.
VII. RIGHTS AS A STOCKHOLDER OR EMPLOYEE
          Nothing contained in the Plan, in any resolution adopted by the Board, in any approval by the stockholders of the Corporation or in any action taken by the Committee shall vest in any individual employed by the Corporation or by any Subsidiary the right to receive any payment or award under the Plan. No person shall acquire any rights as contemplated by or pursuant to the Plan unless and until the person has become a Participant (or otherwise derives rights from a Participant to the extent permitted by Article VI). No person shall have any rights as a stockholder with respect to any shares treated as deferred under this Plan. Rather, stockholder rights do not accrue until a Participant’s deferral is settled at least in part with Common Stock and such rights do not accrue until the date of the issuance of a stock certificate to the owner for such shares. Nothing contained in the Plan shall confer on any Employee any right to or guarantee of continued employment by Westamerica Bancorporation, or in any way limit the right of Westamerica Bancorporation to terminate the employment of any Employee at any time with or without cause.
VIII. SECURITIES LAWS
          As of any date that the Committee determines that such action is necessary or appropriate, the Committee may require that the Participant agree to comply with such provisions of Federal and State securities laws as may be applicable and deliver to the Corporation a written agreement in form and substance satisfactory to the Corporation and its counsel implementing such agreement.
IX. AMENDMENT OF PLAN
          The Board may at any time in its discretion terminate, suspend, revise, modify or amend the Plan in any manner whatsoever. An amendment of the Plan shall be subject to the approval of the stockholders of the Corporation only to the extent required by applicable laws, regulations or rules.
X. TAXES
          As a condition to the right to receive settlement of a deferral under this Plan, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with such deferred payment. Such arrangements may include share withholding or the delivery of previously owned shares of Common Stock in accordance with the Committee’s rules.

WESTAMERICA BANCORPORATION

Date:	December 31, 2008	By:	/s/ David L. Payne

David L. Payne
Chairman, President & CEO

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